Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

CARTER’S, INC.

AS OF AUGUST 17, 2023

ARTICLE 1 - STOCKHOLDERS
1.1Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be designated from time to time by the Board of Directors, or, if not so designated, at the principal executive office of the corporation. The Board of Directors may postpone, reschedule or cancel at any time and for any reason any previously scheduled special or annual meeting of stockholders before or after the notice for such meeting has been sent to the stockholders.
1.2Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such date and time as shall be fixed by the Board of Directors and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case, all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.
1.3Special Meeting.
AA special meeting of stockholders of the corporation may be called at any time by (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), or (c) by vote of a majority of the Board of Directors. Subject to the terms of any class or series of preferred stock of the corporation, and subject to the applicable provisions of this Section 1.3, the Secretary of the corporation shall call a special meeting upon the written request (the “Meeting Request”) of the record holders owning in the aggregate more than 35.0% of the voting power of the outstanding capital stock of the corporation entitled to vote at such a meeting, delivered to the Secretary of the corporation. Upon determination of the time and date of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote at the meeting in accordance with Section 1.4 of these By-Laws. In fixing a date and time for any special meeting requested by stockholders, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the Board of Directors to call an annual meeting or special meeting.
BA stockholder may not submit a Meeting Request unless such stockholder is a holder of record of capital stock of the corporation on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to cause the corporation to call a special meeting to transact business shall, by written notice to the Secretary of the corporation, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a Meeting Request, as set forth in paragraph C of this Section 1.3. The Board of Directors may, within ten (10) days of the Secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this paragraph, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first Meeting Request is received by the Secretary with respect to the proposed business to be conducted at a special meeting.
CAny Meeting Request shall be signed by one or more stockholders, or their duly authorized agent, that request the special meeting and shall set forth: (a) a brief description of the business desired to be brought before the meeting (including any nominees for election or re-election as director, if applicable), the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of each signing stockholder; (b) the name and address of each signing stockholder and date of signature; (c) the number of shares of each class of voting shares owned of record and beneficially, directly or indirectly, by each such stockholder; (d) a description of all agreements, arrangements or understandings between any signing stockholder and any other person (including their names) regarding the meeting and the matters proposed to be acted on at the meeting; (e) all information relating to each signing stockholder that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not the subject of the Meeting Request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “1934 Act”); and (f) all of the information that would be required by Section 1.12, in the case of one or more nominations, or Section 1.13, in the case of business other than nominations, and all updates and supplements to such information required by Section 1.14 of these By-Laws. A stockholder may revoke its request for a special meeting at any time by written revocation delivered to the Secretary. If, following such revocation, the remaining stockholders requesting a special meeting hold in the aggregate 35.0% or less of the voting power of the outstanding capital stock of the corporation entitled to vote at such a meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting, including whether to cancel the special meeting. Except as otherwise provided by law or these By-Laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the stockholder-requested meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3. Notwithstanding anything in these By-Laws to the contrary, if the stockholder, any Stockholder Associated Person (as defined in Section 1.14) or any proposed nominee (as applicable) acts contrary to any representation, certification or agreement required by this this Section 1.3 (including any representation, certification or agreement required by Section 1.12 or 1.13, as applicable) or otherwise fails to comply with this Section 1.3 (or any law, rule or regulation identified in this Section 1.3, or Section 1.12 or Section 1.13, as applicable) or provides false or misleading information to the corporation, any such business proposal shall not be transacted and any such nomination(s) shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation. If none of the stockholders who submitted a Meeting Request (or a qualified representative (as defined in Section 1.14) thereof) appears at the stockholder-requested special meeting to present the business to be brought before such meeting (including any nominations for election or reelection as directors, if applicable) that were specified in the Meeting Request, the corporation need not present the business for a vote at the meeting (and any such nominee shall be disqualified from standing for election or re-election as a director). For the avoidance of doubt, the provisions of paragraph A of Section 1.14 shall apply to any stockholder-requested special meeting called pursuant to this Section 1.3.
DThe Board of Directors shall have the authority to determine not to call a special meeting requested by stockholders if (a) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not more than ninety (90) days after the date the corporation receives Meeting Requests from the holders of the requisite percentage of capital stock (the “Request Delivery Date”) and an identical or substantially similar item (as determined in good faith by the Board of Directors) will be submitted for stockholder approval at such annual or special meeting (such an identical or substantially similar item, a “Similar Item”); (b) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within twelve (12) months prior to the Request Delivery Date; provided that, for purposes of this clause (b), the removal of directors and the filling of vacancies shall not be considered identical or substantially similar to the election of directors at the preceding annual meeting; (c) the Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (d) the Meeting Request was made in violation of Regulation 14A under the 1934 Act, to the extent applicable, or other applicable law.
EThe Board of Directors shall fix the date and time of any stockholder-requested special meeting, and the date of such special meeting shall be no more than 90 days after the date on which the Board of Directors fixes the date of the special meeting. Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid Meeting Request received from the holders of the requisite percentage of capital stock of the corporation; and (ii) any additional business that the Board of Directors determines to include in the corporation’s notice of meeting.
1.4Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, and the date of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and the hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be deemed given as provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.
1.5Voting List. The corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
1.6Quorum. At each annual or special meeting of stockholders, except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the voting power of the shares of capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

1.7Adjournments. Any meeting of stockholders may be adjourned, whether or not a quorum is present, to any other time and to any other place (if any) by the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote thereon, or by the chair of the meeting. When a meeting is adjourned to another time or place, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or set forth in the notice of such meeting given in accordance with, Section 1.4 of these By-Laws. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.
1.8Voting. Each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder, unless otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws.
1.9Proxy Representation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
1.10Inspectors at Meetings of Stockholders. The corporation, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
1.11Action at Meeting. When a quorum is present at any meeting, a nominee for director shall be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election; provided that, if with respect to any meeting, the number of persons nominated for election to the Board of Directors of the corporation at such meeting exceeds the number of directors to be elected at such meeting and (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors (x) in accordance with Section 1.12, or (y) with respect to stockholder-requested special meetings only, in accordance with Section 1.3; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the corporation first distributes its notice of meeting for such meeting to the stockholders, the directors shall be elected by a plurality of the votes properly cast at such meeting. All matters, other than the election of directors, shall be decided by the affirmative vote of a majority of the votes properly cast affirmatively or negatively, except when a larger vote is required by law, by the Certificate of Incorporation, by these By-Laws or by the rules or regulations of the New York Stock Exchange, or any other stock exchange applicable to the corporation.
1.12Nomination of Directors.
ASubject to the rights of the holders of any series of preferred stock of the corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made only (a) by or at the direction of the Board of Directors, (b) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation and at the time of the meeting, who is entitled to vote in the election of directors at the meeting and who timely complies with the notice procedures set forth in this Section 1.12 and with all applicable laws, rules and regulations in connection with the matters set forth in this Section 1.12 or (c) in the case of a stockholder-requested special meeting, by any stockholder pursuant to Section 1.3 of these By-Laws. For the avoidance of doubt, clauses (b) and (c) of the preceding sentence shall be the exclusive means for a stockholder to submit nominations for election to the Board of Directors before an annual or special meeting of stockholders; provided, however, that notwithstanding any other provision of these By-Laws, in the case of a stockholder-requested special meeting called pursuant to Section 1.3 of these By-Laws, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the Meeting Request(s) delivered for such special meeting pursuant to paragraph B of Section 1.3 of these By-Laws.
BTo be timely, a stockholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation (a) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary date of the immediately preceding annual meeting of stockholders, or (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the corporation; provided, however, that, in the case of an annual meeting, if the annual meeting is not held within thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, then for the notice by the stockholder to be timely it must be so received not earlier than the close of business on the one hundred twentieth day (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the date on which the public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, recess, continuation, rescheduling, or postponement (or the public announcement thereof) of an annual meeting for which notice has been given or for which a public announcement of the date of such meeting has already been made by the corporation or of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 1.12 to the contrary, in the event that the number of directors to be elected to the of the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with this Section 1.12, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. The number of nominees a stockholder may nominate for election at a stockholder meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a stockholder meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such stockholder meeting.
CTo be in proper form, a stockholder’s notice to the Secretary must set forth:
(a)as to each person whom the stockholder proposes to nominate for election as a director (a “Proposed Nominee”):
(i)the name, age, business address and, if known, residence address and principal occupation or employment of each such Proposed Nominee, and the name and address of any Proposed Nominee Associated Person,
(ii)the class, series, number, principal amount, and date of acquisition, as applicable, of all securities of the corporation that are beneficially owned, directly or indirectly, or owned of record by such Proposed Nominee and by any such Proposed Nominee Associated Person,
(iii)a description of all Derivative Interests that have been entered into, as of the date of the notice, by or on behalf of such Proposed Nominee or any such Proposed Nominee Associated Person, with such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests,
(iv)a description of all agreements, arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand,

and any Proposed Nominee or any other person or persons (naming such person or persons), on the other hand, with respect to such nomination, and any other agreements, arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any Proposed Nominee, on the other hand, over the three years immediately preceding the date of the notice of stockholder nomination (including, without limitation, in either case, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable),
(v)all other information relating to any Proposed Nominee, any Proposed Nominee Associated Person, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by the stockholder pursuant to Regulation 14A under the 1934 Act, including such Proposed Nominee’s written consent to be named as a nominee and to serve as a director if elected,
(vi)a written representation that the Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation or that could interfere with such Proposed Nominee’s ability to comply, if elected as a director, with such Proposed Nominee’s fiduciary duties under applicable law,
(vii)a written representation that the Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to the corporation,
(viii)an agreement in writing by the Proposed Nominee to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines, any other corporation policies and guidelines applicable to non-employee directors,
(ix)all completed and signed questionnaires with respect to the stockholder and each Proposed Nominee, delivered within the time prescribed by delivery of notice in this Section 1.12 in the form provided by the secretary of the corporation (which form(s) will be provided within ten (10) days following a written request delivered to the secretary of the corporation by a stockholder of record),
(x)a written representation that the Proposed Nominee currently intends to serve for the full term for which he or she is standing for election, and
(xi)an agreement to promptly provide such additional information as the corporation may reasonably request (and in any event within five business days after such request),
(b)a representation whether the stockholder, any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends to (i) solicit proxies in support of any Proposed Nominee in accordance with Rule 14a-19 promulgated under the 1934 Act and/or (ii) otherwise to solicit proxies from stockholders in support of any Proposed Nominee, and
(c)as to the stockholder giving the notice and any Stockholder Associated Person, if any, on whose behalf the nomination is being made:
(i)(i) the class, series, number, principal amount, and the date of acquisition, as applicable, of all securities of the corporation which are owned of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,
(ii)(ii) the class, series, number and principal amount, and the date of acquisition, as applicable, of, and the nominee holder for, all securities of the corporation owned beneficially, directly or indirectly, but not of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,
(iii)a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or by any such Stockholder Associated Person, with such description to include (A) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (B) the material economic terms of such Derivative Interests, and (C) the contractual counterparty for such Derivative Interests,
(iv)the name and address of each stockholder and Stockholder Associated Person who is a record stockholder, as they appear on the corporation’s books, and the name and address of each other Stockholder Associated Person,
(v)a representation that the stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee, and
(vi)a certification regarding whether the stockholder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and/or such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder or beneficial owner of the corporation.
DIf a stockholder provides notice pursuant to Rule 14a-19(b) under the 1934 Act and such stockholder subsequently either (x) notifies the corporation that such stockholder no longer intends to solicit proxies in support of the election of a proposed nominee to the Board of Directors in accordance with Rule 14a-19(b) under the 1934 Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act, then the nomination of such Proposed Nominee shall be disregarded (and such Proposed Nominee shall be disqualified from standing for election or reelection), notwithstanding that proxies in respect of such vote may have been received by the corporation.

EUpon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the 1934 Act in connection with a notice provided under this Section 1.12, such shareholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the 1934 Act have been satisfied.
FThe chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he or she should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded. In addition, notwithstanding anything in these By-Laws to the contrary, if the stockholder, any Stockholder Associated Person, any Proposed Nominee or any Proposed Nominee Associated Person acts contrary to any representation, certification or agreement required by this Section 1.12 or otherwise fails to comply with this Section 1.12 (or any law, rule or regulation identified in this Section 1.12) or provides false or misleading information to the corporation, such nomination(s) shall be disregarded (and any such Proposed Nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation.
GNotwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded (and any such Proposed Nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation.
HNotwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12; and any failure to comply therewith shall be deemed a failure to comply with this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act. These provisions shall not apply to the nomination of any persons entitled to be separately elected as directors by holders of preferred stock of the corporation.
1.13Notice of Business at Annual Meetings.
AAt an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder who was a stockholder of record of the corporation at the time the stockholder's notice provided for below in this Section 1.13 is delivered to the Secretary of the corporation and at the time of the annual meeting, who is entitled to vote and who timely complies with the notice procedures set forth in this Section 1.13 and with all applicable laws, rules and regulations in connection with the matters set forth in this Section 1.13. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Section 1.12 must be complied with.
BTo be timely, a stockholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty

(30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, then for the notice by the stockholder to be timely it must be so received not earlier than the close of business on the one hundred twentieth day (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the date on which the public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, recess, continuation, rescheduling, or postponement (or the public announcement thereof) of an annual meeting for which notice has been given or for which a public announcement of the date of such meeting has already been made by the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
CTo be in proper form, a stockholder’s notice to the Secretary must set forth:
(a)as to each matter the stockholder proposes to bring before the annual meeting,
(i)(a brief description of the business desired to be brought before the annual meeting, the text of the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting,
(ii)a description of any material interest of the stockholder or any Stockholder Associated Person, individually or in the aggregate, in the matter, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom,
(iii)a description of all agreements, arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal (including, without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable), and
(iv)all other information relating to the proposal, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the SEC in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (or any successor provision of the 1934 Act or the rules or regulations promulgated thereunder), and
(b)as to the stockholder giving the notice and any Stockholder Associated Person, if any, on whose behalf the proposal is being made:
(i)the class, series, number, principal amount, and the date of acquisition, as applicable, of all securities of the corporation which are owned of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,
(ii)the class, series, number, principal amount, and the date of acquisition, as applicable, of, and the nominee holder for, all securities of the corporation owned beneficially, directly or indirectly, but not of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,
(iii)a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or by any such Stockholder Associated Person, with such description to include (A) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (B) the material economic terms of such Derivative Interests, and (C) the contractual counterparty for such Derivative Interests,
(iv)the name and address of each stockholder and Stockholder Associated Person who is a record stockholder, as they appear on the corporation’s books, and the name and address of each other Stockholder Associated Person,
(v)a representation whether the stockholder, any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such business and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends to (i) deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding shares required to approve or adopt the business proposal and/or (ii) otherwise to solicit proxies from stockholders in support of the business proposal,
(vi)a representation that the stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to present the business, and
(vii)a certification regarding whether the stockholder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and/or such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder or beneficial owner of the corporation.
DNotwithstanding anything in these By-Laws to the contrary, no business (other than director nominations, which shall be governed by Section 1.12) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.13 and except that any stockholder proposal that complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the 1934 Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.13.
EThe chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.13, and if he or she should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. In addition, notwithstanding anything in these By-Laws to the contrary, if the stockholder or any Stockholder Associated Person acts contrary to any representation, certification or agreement required by this Section 1.13 or otherwise fails to comply with this

Section 1.13 (or any law, rule or regulation identified in this Section 1.13) or provides false or misleading information to the corporation, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
FNotwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
GNotwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13; and any failure to comply therewith shall be deemed a failure to comply with this Section 1.13.
1.14Updates to Stockholder Notices; Definitions.
AA stockholder providing the written notice required by Sections 1.12 or 1.13 shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting, provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any stockholder, Stockholder Associated Person, Proposed Nominee or Proposed Nominee Associated Person or the validity (or invalidity) of any nomination or proposal that failed to comply with Section 1.12 or Section 1.13 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this paragraph A, such update and supplement shall be received by the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of the record date meeting. In the case of an update and supplement pursuant to clause (ii) of this paragraph A, such update and supplement shall be received by the Secretary of the corporation at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.
BFor purposes of Section 1.12 and Section 1.13:
(a)“close of business” means 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not a business day,
(b)“Derivative Interest” means (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the corporation, in any such case whether or not it is subject to settlement in any security of the corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the stockholder, Stockholder Associated Person, Proposed Nominee, or Proposed Nominee Associated Person (as applicable), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the corporation or otherwise; provided, however, that Derivative Interests shall not include: (A) rights of a pledgee under a bona fide pledge of any security of the corporation; (B) rights applicable to all holders of a class or series of securities of the corporation to receive securities of the corporation pro rata, or obligations to dispose of securities of the corporation, as a result of a merger, exchange offer or consolidation involving the corporation; (C) rights or obligations to surrender any number or principal amount of securities of the corporation, or have any number or principal amount of securities of the corporation withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of any securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (D) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (E) interests or rights to participate in employee benefit plans of the corporation held by current or former directors, employees, consultants or agents of the corporation; or (F) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering,
(c) “Proposed Nominee Associated Person” of any Proposed Nominee means (i)  any beneficial owner of securities of the corporation owned of record or beneficially by such Proposed Nominee and (ii) any person directly or indirectly controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person,
(d)“public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the 1934 Act,
(e)“qualified representative” of a stockholder means a duly authorized officer, manager, trustee or partner of such stockholder or a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation at least five (5) business days prior to the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders,
(f)“Stockholder Associated Person” of any stockholder means (i)  any beneficial owner of securities of the corporation owned of record or beneficially by such stockholder and (ii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person, and
(g)shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the 1934 Act and Regulations 13D and 13G thereunder.
1.15Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in the manner provided by Section 228 of the DGCL; provided, however, that the corporation has not designated, and shall not designate, any information processing system for receiving such consents. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with Section 228 of the DGCL within sixty (60) days of the first date on which a consent is so delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in accordance with Section 228(e) of the DGCL.
1.16Conduct of Meeting. The Chairman of the Board or, in his or her absence, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or any Vice President, in the order named, shall call meetings of the stockholders to order and act as chair of such meeting; provided, however, that, in the absence of the Chairman of the Board, the Board of Directors may appoint any person to act as chair of any meeting. The Secretary of the corporation or, in his or her absence, any Assistant Secretary, shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the person acting as chair at any meeting may appoint any person to act as secretary of such meeting.
The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time (if any) allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters that are to be voted on by ballot and any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the 1934 Act. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair of the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE 2 - DIRECTORS
2.1General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation, including adopting rules and procedures, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, as it may deem proper for the conduct of its meetings and the management of the corporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
2.2Number; Election and Qualification. The number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. No decrease in the number of directors shall shorten the term of any incumbent director. The directors need not be stockholders of the corporation.

2.3Terms of Office. Subject to the rights of the holders of any series of preferred stock of the corporation, each director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such director was elected and shall hold office until the election and qualification of his or her successor or his or her earlier death, resignation or removal.
2.4Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the directors of the corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of shares of the capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors.
2.5Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director chosen to fill a vacancy or to fill a position resulting from an increase in the number of directors shall serve for a term ending on the date of the next annual meeting and shall hold office until the election and qualification of his or her successor or his or her earlier death, resignation or removal.
2.6Resignation. Any director may resign by delivering his or her written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other future event.
2.7Regular Meetings. The regular meetings of the Board of Directors may be held without notice at such time and place (if any), either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.8Special Meetings. Special meetings of the Board of Directors may be held at any time and place (if any), within or without the State of Delaware, designated in a call by the Chairman of the Board, the President, two or more directors, or by one director in the event that there is only a single director in office.
2.9Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty four (24) hours in advance of the meeting, (ii) by electronic transmission or delivering written notice by hand, to the director’s last known business or home address at least twenty four (24) hours in advance of the meeting, or (iii) by mailing written notice to the director’s last known business or home address at least seventy two (72) hours in advance of the meeting. A notice or waiver of notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.
2.10Meetings by Telephone Conference Calls. Any meeting of the Board of Directors may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another and can be heard; and all persons participating in such a meeting shall be deemed to be present in person at the meeting.
2.11Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.
2.12Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the affirmative vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.
2.13Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting, if all members of the Board or such committee, as applicable, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.14Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may adopt a charter and make rules for the conduct of its business, but unless otherwise provided by the directors or in such charter or rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.
2.15Compensation of Directors. The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
ARTICLE 3 - OFFICERS
3.1Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
3.2Qualification. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

3.3Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his or her earlier death, resignation or removal.
3.4Resignation and Removal. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other future event. Any officer may be removed at any time, with or without cause, by the Board of Directors.
Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.
3.5Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
3.6Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and a Vice Chairman of the Board. The Chairman and Vice Chairman may, but need not be, designated as officers of the corporation by the Board of Directors. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as are assigned by the Board of Directors.
3.7President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders and, if the President is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.
3.8Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time assign. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
3.9Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time assign. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chair of the meeting at the meeting shall designate a temporary secretary to keep a record of the meeting.
3.10Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories designated from time to time by the Board of Directors, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the corporation.
The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
3.11Duties of Officers May be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.
3.12Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by or in the manner designated by the Board of Directors or a committee thereof.
ARTICLE 4 - CAPITAL STOCK
4.1Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned in the corporation. Each such certificate shall be signed by, or in the name of the corporation by any two authorized officers of the corporation, including, without limitation, the Chairman of the Board of Directors, if any, the Vice Chairman, of the Board of Directors, if any, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.
Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
4.2Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.
4.3Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
4.4Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders (or any adjournment thereof), or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.
If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE 5 - RECORDS AND REPORTS
5.1Maintenance of Records. The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-Laws as amended to date, accounting books and other records.
5.2Inspection by Director. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
5.3Representation of Shares of Other Corporations. The President or the Secretary, or any other officer of this corporation authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares, interests or securities of any other corporation or entity standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE 6 - GENERAL PROVISIONS
6.1Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall end on the Saturday in December or January nearest the last day of December in each year and the new fiscal year shall begin on the Sunday thereafter.
6.2Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
6.3Waiver of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by electronic transmission, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy shall be deemed equivalent to such notice. Where such an appearance is made for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened, the appearance shall not be deemed equivalent to notice.
6.4Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
6.5Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors or an officer or officers authorized by the Board of Directors shall determine which officer, officers, person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
6.6Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
6.7Evidence of Authority. A certificate by the Secretary, any Assistant Secretary, or any temporary secretary, as to any action taken by the stockholders, the Board of Directors, a committee of the Board of Directors, or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
6.8Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended or restated and in effect from time to time.
6.9Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:
AThe material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee of the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
BThe material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
CThe contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
6.10Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these By-Laws. Without limiting the generality of this provision, (a) the singular number includes the plural, and the plural number includes the singular; (b) the term "person" includes a corporation, a partnership, an entity and a natural person; and (c) all pronouns include the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
6.11Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
6.12Provisions Contrary to Provisions of Law; Severability. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws that, upon being construed in the manner provided in Section 6.10 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.
6.13Notices. Except as otherwise provided by Section 232 of the DGCL, any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
ARTICLE 7 - AMENDMENTS
Subject to the provisions of the Certificate of Incorporation, these By-Laws may be adopted, amended or repealed at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat. Subject to the provisions of the Certificate of Incorporation, these By-Laws may also be altered, amended or repealed, and new By-Laws adopted, by the Board of Directors, acting by majority vote of the entire Board, subject to the right of the stockholders to adopt, amend or repeal the By-Laws as provided above.